UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2008

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2008, the Company entered into a data storage services agreement with The Carphone Warehouse Limited, a company incorporated under the laws of England and Wales, for purposes of providing data backup services for Carphone’s customers. The agreement is for a 12-month term subject to initial renewal periods as elected by the parties. Carphone is obligated to provide its reasonable best efforts to promote the Company’s backup service, and Spare Backup designed the data backup service and will create a backup Web site for Carphone. The Company will invoice Carphone customers directly for all monthly and annual fees and will pay to Carphone a revenue share based on a sliding revenue scale.

ITEM 9.	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.21	Data Storage Services Agreement *

* Portions of this agreement have been omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date:	November 12, 2008	By:	/s/ Cery Perle
Cery Perle
Chief Executive Officer